[STATE INSIGNIA]


                                      State
                                       of
                                    DELAWARE
                                     [LOGO]
                          Office of SECRETARY OF STATE

      I, Michael Harkins, Secretary of State of the State of Delaware, do hereby certify that the attached is a true and correct copy of Certificate of Incorporation filed in this office on December 2, 1983


                                       /s/ Michael Harkins
                                       -----------------------------------
                                       Michael Harkins, Secretary of State


                                       BY: /s/ J. Butler
                                           -------------------------------
                                       DATE: October  23,  1987

  [SEAL OF DEPARTMENT OF STATE
OFFICE OF THE SECRETARY OF STATE
          OF DELAWARE]

                                                                   8303360169

                                                                  FILED

                                                                DEC 2 1983

                                                           /s/ Steven C. Keaton
                                                            Secretary of State

                          CERTIFICATE OF INCORPORATION

                                       OF

                       INTERNATIONAL SILVER de P.R., INC.

      FIRST: The name of the corporation is

                      International Silver de P.R., Inc.

      SECOND: The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


      THIRD: The nature or purposes of the business to be conducted or promoted is:

            To engage in any and all lawful acts or activities for which corporations may be now or hereafter organized under The General Corporation Law of Delaware.

      FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, par value Ten Dollars ($10.00) per share, amounting in the aggregate to Ten Thousand Dollars ($l0,000.00)

      FIFTH: The name and mailing address of the sole incorporator is as follows:

                          Arthur R  Miller
                          135 South LaSalle Street
                          Suite l425
                          Chicago, Illinois 60603

      SIXTH: The corporation is to have perpetual existence.

      SEVENTH: Meetings of the stockholders ray be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless he by-laws of the corporation shall so provide.

      EIGHTH: In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

            To make, alter or repeal the by-laws of the corporation.

            To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

            To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

      NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purposes of forming a corporation pursuant to The General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 17th day of November , 1983.


                                       /s/ Arthur R. Miller
                                       ----------------------------------
                                       Arthur R. Miller